Exhibit 23.01

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements of Chembio Diagnostics, Inc. listed below:

(1)	Registration Statement No. 333-151785 on Form S-8;

(2)	Registration Statement No. 333-203633 on Form S-8;

(3)	Registration Statement No. 333-227398 on Form S-3; and

(4)	Registration Statement No. 333-215813 on Form S-3

of our report dated January 21, 2019 with respect to the financial statements of opTricon Entwicklungsgesellschaft für Optische Technologien mbH included in this Current Report on Form 8‑K/A of Chembio Diagnostics, Inc.

/s/ BDO AG

BDO AG
Wirtschaftsprüfungsgesellschaft
Berlin, Germany
January 22, 2019